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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 8, 1999



                                  WAM!NET INC.
               (Exact name of registrant as specified in charter)



          Minnesota                    333-53841                 41-1795247
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



        655 Lone Oak Drive                                              55121
         Eagan, Minnesota                                             (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code: (651) 256-5100



                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5.  Other Events.

     WAM!NET today announced the completion of a $38 million financing with Chase Capital Partners. The financing was completed in the form of a sale-leaseback of its corporate headquarters located in Eagan, Minnesota.

     WAM!NET also announced that MCI WorldCom will become a passive investor and maintain a strategic relationship with the Company. Consistent with this objective, MCI WorldCom, a significant investor in the Company, has agreed to relinquish its right to elect directors to WAM!NET's Board of Directors and the MCI WorldCom representatives on the Board have resigned from their positions.

     Ed Driscoll, Chairman and CEO of WAM!NET, welcomed MCI WorldCom's willingness to become a more passive partner, noting that in early 1999 MCI WorldCom invested an additional $25 million in the Company and agreed to less than a majority representation on the Board in connection with a $75 million equity investment in WAM!NET by Silicon Graphics Inc. He stated that the transition is important to the Company because it highlights and demonstrates WAM!NET's ability to continue its growth and success, independent of MCI WorldCom's direct involvement. While there may have been different views regarding the implementation of WAM!NET's strategic plan, the Company believes that MCI WorldCom's involvement has been quite beneficial over the years and that they will continue to be supportive of WAM!NET's vision.

     Gary Hokkanen, President of WAM!NET, emphasized that as a result of the transition, WAM!NET is now better positioned to attract other strategic business and financial partners.

     WAM!NET Inc. is a leading global provider of business-to-business digital data management services and workflow solutions to the publishing, printing, advertising and entertainment industries. By combining its managed global network and storage infrastructure with Industry Smart software applications, the Company provides its geographically diverse customers with a common electronic workflow platform for the creation, transmission and storage of digital media on a transactional basis. WAM!NET's workflow solutions enable its customers to seamlessly integrate their digital production processes and accelerate the adoption of digital workflow collaboration. This enables businesses to achieve measurable operating efficiencies, cost-savings and productivity gains, contributing to increased profitability.

     WAM!NET owns and operates a global, private, Internet Protocol based network. Its high-speed asynchronous transfer mode, or ATM, backbone links three strategically located network operating centers in Eagan, Minnesota, Las Vegas, Nevada and Brussels, Belgium. The Company's network extends globally through 30 distribution hubs located in 19 major cities in the U.S. and Canada, 10 cities in Europe and one city in Japan.

     Approximately 3,000 customers currently utilize WAM!NET's services globally including Time Inc., Young & Rubicam Inc., R.R. Donnelley & Sons Company, Sears, Roebuck & Co., Wal-Mart Stores, Inc., Ford Motor Company and Walt Disney Pictures and Television. The Company's present strategic partners include MCI WorldCom, Silicon Graphics, Sumitomo Corporation and Minnesota Mining and Manufacturing Company (3M).



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WAM!NET INC.


                                        By: /s/ Terri F. Zimmerman
                                            ------------------------------
                                            Name:  Terri F. Zimmerman
                                            Title: Chief Financial Officer

October 8, 1999